Joint Filer Information


Designated Filer:	El Paso Corporation

Issuer & Ticker Symbol:	GulfTerra Energy Partners, L.P.  (GTM)

Date of Event Requiring Statement:	12/15/03

Joint Filers:

DeepTech International Inc.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso Energy Partners Company, L.L.C.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso EPN Investments, L.L.C.

Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature: